Exhibit 10.5

AMENDED AND RESTATED

CASINO LEASE

BY AND BETWEEN

HRHH HOTEL/CASINO, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

(“LANDLORD”)

AND

LVHR CASINO, LLC

A NEVADA LIMITED LIABILITY COMPANY

(“TENANT”)

June 15, 2012

AMENDED AND RESTATED CASINO LEASE

THIS AMENDED AND RESTATED CASINO LEASE (“Lease”) is made and entered into as of the 15th day of June, 2012 (the “Execution Date”), by and between HRHH HOTEL/CASINO, LLC, a Delaware limited liability company (“Landlord”), and LVHR CASINO, LLC, a Nevada limited liability company (“Tenant”). The Landlord and Tenant are sometimes referred to herein singly as a “Party” and collectively as the “Parties.”

Recitals

A. Landlord owns the real property and improvements comprising the Hard Rock Hotel & Casino, a mixed-use hotel and casino with dining, retail and entertainment located at 4455 Paradise Road, Las Vegas, Nevada 89169 (the “Resort”).

B. Landlord and LVHR CASINO, INC., a Nevada corporation (“Former LVHR”) previously entered into that certain Casino Lease dated as of March 1, 2011 (the “Original Lease”).

C. Contemporaneously herewith, the following has also occurred: (i) pursuant to that certain Option Agreement dated as of March 1, 2011 by and between Warner Gaming, LLC and Landlord, Affiliates of Landlord exercised the option and acquired the entire equity interest in Former LVHR; (ii) subsequent to that acquisition, Former LVHR was converted to a limited liability company, and is now the entity referred to herein as “Tenant”.

D. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant (i) a portion of the Resort in which Gaming Operations (as hereinafter defined) are presently being conducted, comprising approximately 75,000 square feet of floor space (as reflected on Exhibit A) as well as all other gaming areas located in and around the Resort’s swimming pool including, without limitation, areas containing all front-of-the-house Casino-related slots, table games and sports book and all areas used for Gaming purposes (“Gaming Operations Location”) and (ii) the associated offices, back-of-the-house count rooms, casino cages, and all surveillance areas within the Resort (collectively, the “Casino Offices”). The Gaming Operations Location and the Casino Offices are sometimes collectively referred to herein as the “Premises” and, together with the fixtures that are permanently attached to the Premises, as the “Leased Property”.

E. Landlord (together with certain Affiliates thereof) and WG-Harmon, LLC, a Nevada limited liability company (the “Manager”) have entered into that certain Amended and Restated Resort Management Agreement contemporaneously herewith (the “Resort Management Agreement”), pursuant to which Manager is engaged to manage the operations of the Resort (including the Gaming Operations), as well as assets of certain of Landlord’s Affiliates.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the foregoing recitals are true and correct and incorporated into this Lease and the Parties further agree that Landlord will lease to Tenant, and Tenant will lease from Landlord, the Leased Property on the following terms and conditions:

ARTICLE 1

DEFINITIONS; CONSTRUCTION

1.1 Definitions. As they are used in this Lease, the terms listed below shall have the meaning assigned to them as follows:

“Affiliate” means, with respect to any Person, each Person that directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Applicable Laws” means, with respect to a Party, all Nevada Gaming Laws, other laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, and all applicable judicial and administrative and regulatory decrees, judgments and orders, of all Governmental Authorities that are applicable to such Party and its performance in question.

“Approvals” means all permits, licenses, authorizations, registrations, entitlements, waivers and exemptions issued by or required from any Governmental Authority.

“Cash Balance” has the meaning ascribed to such term in accordance with GAAP.

“Casino Offices” has the meaning set forth for such term in Recital D.

“Column” has the meaning set forth for such term in Section 8.1.

“Environmental Laws” means any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to industrial hygiene or the environmental conditions on, under, or about the Resort, including, without limitation, the following as now or hereafter amended: Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., as now or hereafter amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq. as now or hereafter amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 5901 et seq., as now or hereafter amended, the Federal Hazardous Substances Act, 15 U.S.C. Sec. 1261 et seq., as now or hereafter amended, the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., as now or hereafter amended, the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., as now or hereafter amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., as now or hereafter amended, the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Sec. 11001 et seq. as now or hereafter amended, the Occupational Safety and Health Act of 1970, 29 U.S.C. Sec. 651 et seq., as now or hereafter amended, the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., as now or hereafter amended, the statutes of the State of Nevada found currently at ch. 444, 445, 459,

477, 590, 618 or in the Uniform Fire Code, 1991 edition; and any corresponding state laws; and regulations rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules guidelines, and standards are amended from time to time.

“Event of Default” has the meaning set forth for such term in Section 10.1 and Section 10.4.

“Excess Cash” with respect to any month, means an amount equal to (i) the Cash Balance with respect to Gaming Operations and existing as of the last day of such calendar month, minus (ii) the Gaming Cash Amount; provided, however, that if the foregoing calculation yields a value of zero (0) or less, then Excess Cash for such month will be zero (0).

“Execution Date” has the meaning set forth for such term in the first paragraph hereof.

“Facility Loan Documents” has the meaning set forth for such term in Section 8.1.

“Facility Mortgage” has the meaning set forth for such term in Section 8.1.

“Facility Mortgagee” has the meaning set forth for such term in Section 8.1.

“Foreclosure Event” means any foreclosure, deed or assignment in lieu of foreclosure, sale or assignment by a trustee pursuant to a power of sale, or other transfer (voluntary or involuntary) of the Leased Property or any portion thereof or interest therein in connection with the exercise of Facility Mortgagee’s remedies under the Facility Mortgage or otherwise with respect to the loan evidenced by the Facility Loan Documents.

“Former LVHR” has the meaning set forth for such term in the first paragraph hereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case which are in effect from time to time.

“Gaming” has the meaning set forth for such term in the Gaming Act.

“Gaming Act” means the Nevada Gaming Control Act, Nevada Revised Statutes §§ 463.010 et seq., as amended from time to time, or any successor statute thereto, and any regulations promulgated thereunder, and any other requirements of the Nevada Gaming Authorities.

“Gaming Assets” means the assets owned, leased, held or used by Tenant in connection with the Gaming Operations, both tangible and intangible, including, without limitation, all furniture, fixtures and equipment (including, without limitation, all “Gaming devices” and “Associated equipment” as defined in the Gaming Act), including but not limited to the Existing Gaming Assets, and any replacements of any of the foregoing.

“Gaming Cash Amount” means the sum of Eight Million Dollars ($8,000,000) and provided, however, that the Gaming Cash Amount shall be subject to adjustment from time to time by agreement of Landlord and Tenant as necessary to meet the working capital requirements of the Gaming Operations and to ensure the prompt payment of all expenses of the Gaming Operations.

“Gaming Operations” means any and all Gaming operated at the Resort.

“Gaming Operations Location” has the meaning set forth for such term in Recital D.

“Governmental Authority” means, as to any Person, any federal, state, local, or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority having jurisdiction over such Person or its property or operations.

“Hazardous Materials” shall mean and include any substance or material containing one or more of any of the following: “hazardous material,” “hazardous waste,” “hazardous substance,” “regulated substance,” “petroleum,” “pollutant,” “contaminant, “polychlorinated biphenyls,” “lead or lead-based paint”, as such terms are defined in any applicable Environmental Laws in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time.

“Landlord” has the meaning set forth for such term in the first paragraph hereof.

“Lease” has the meaning set forth for such term in the first paragraph hereof.

“Leased Property” has the meaning set forth for such term in Recital D.

“Manager” has the meaning set forth for such term in Recital E.

“Nevada Gaming Authorities” means the NGC, the NGCB, and the Clark County Liquor and Gaming Licensing Board.

“NGC” means the Nevada Gaming Commission, or any successor agency thereto.

“NGCB” means the Nevada Gaming Control Board, or any successor agency thereto.

“Original Lease” has the meaning set forth for such term in Recital B.

“Party” or “Parties” has the meaning set forth for such term in the first paragraph of this Lease.

“Person” or “Persons” means any natural person, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or Governmental Authority.

“Premises” has the meaning set forth for such term in Recital D.

“Public Areas” means, with respect to each of the Premises and the portion of the Resort not comprising the Premises, public areas as they exist from time to time including, but not limited to, parking areas, driveways, private roadways, walkways, stairways, corridors, entryways, and restroom facilities.

“Rent” has the meaning set forth for such term in Section 4.1.

“Resort” has the meaning set forth for such term in Recital A.

“Resort Management Agreement” has the meaning set forth for such term in Recital E.

“Sports Book Sublease” means that certain Race Book and Sports Pool Lease Agreement dated as of July 21, 2010 by and between the Existing Gaming Assets Owner and Cantor (G&W) Nevada, L.P.

“Standards” means the standards of operation, service, and maintenance of the Leased Property, which shall be: (i) in a manner consistent with the requirements and limitations set forth in this Agreement, the Management Agreements and all Applicable Laws; (ii) in a manner reasonably likely to protect and preserve the assets that comprise the Leased Property and enhance the long term value of the Leased Property over the Term; and (iii) in accordance with standards, policies and programs in effect from time to time that Landlord reasonably determines are applicable to the operation of the Leased Property. In determining the specific or referenced standards applicable to items (ii) and (iii) above, and any other physical and operational standards of the Leased Property, the standards at the Las Vegas hotels owned by the following publicly traded companies: MGM Hotels International, and Las Vegas Sands Corp., shall constitute the primary standards of reference, taking into consideration the unique nature and character of the Leased Property location.

“Subordinate Mortgagee” has the meaning set forth for such term in Section 8.1.

“Successor Landlord” has the meaning set forth for such term in Section 9.3.

“Tenant” has the meaning set forth for such term in the first paragraph hereof.

“Term” has the meaning set forth in Section 2.1.

“Vegas HR Private Limited” has the meaning set forth for such term in Section 8.1.

1.2 Captions; Section References. The captions for each Section and Subsection are intended for convenience only. Unless expressly indicated otherwise, references in this Lease to “Sections” and “Articles” are references to sections of and articles of this Lease.

1.3 Other Rules of Construction. Except as otherwise expressly provided herein:

(a) defined terms have the meanings assigned to them in this Lease and include the plural as well as the singular;

(b) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c) the words “herein,” “hereof,” “herewith,” “hereunder,” and “hereto,” and other words of similar import, refer to this Lease as a whole and not to any particular Section or other subdivision hereof; and

(d) the words “include,” “including” and other words of similar import mean “include, without limitation” or “including, without limitation,” regardless of whether any reference to “without limitation” or words of similar import is made.

ARTICLE 2

TERM

2.1 Term. The term of this Lease shall begin on the Execution Date and continue until the tenth (10th) anniversary of the Execution Date (the “Term”). The Term shall automatically renew for successive one year periods for so long as the Leased Property is owned by Landlord and operated by Manager, unless terminated by either party pursuant to Section 10.6. This Lease shall automatically terminate upon the expiration of the Term. The provisions of the Original Lease shall determine the rights, remedies, powers, privileges, liabilities and obligations of Landlord and Tenant relating to periods through the Execution Date, and the provisions of this Lease shall determine the rights, remedies, powers, privileges, liabilities and obligations of Landlord and Tenant relating to the Term.

2.2 Holding Over. In the event Tenant remains in possession of the Leased Property after the expiration of the Term, such holding over shall create a month-to-month tenancy, subject to all of the other terms and conditions hereof. During any such holdover period, either Landlord or Tenant shall have the right to terminate this Lease upon not less than ninety (90) days’ written notice to Landlord.

ARTICLE 3

LEASE

3.1 Demise of Leased Property. Landlord hereby leases and demises to Tenant, for the Term and any holdover period(s) as described in Section 2.2, and Tenant hereby leases from Landlord for such period, the Leased Property. In connection with the foregoing, Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Leased Property during the Term without hindrance or ejection by Landlord or by any Persons lawfully claiming under Landlord (subject to the terms and provisions of Article 10 hereof).

3.2 Use of Public Areas. Landlord hereby grants to Tenant and its employees, agents, customers and invitees non-exclusive easement and right of access through and across the Public Areas of the Resort for purposes of ingress and egress to the Leased Property, and for other purposes consistent with the intended uses of such Public Areas. Without limitation of the foregoing, Landlord agrees that non-dedicated parking areas of the Resort may be used by Gaming Customers. Tenant hereby grants to Landlord, its employees, agents, customers and invitees a non-exclusive easement and right of access through and across the Public Areas of the Gaming Operations Location for purposes of ingress and egress to the other portions of the Resort, and for other purposes consistent with the intended uses of such Public Areas.

3.3 Conduct of Gaming Operations. Landlord understands and agrees that Tenant will have complete control over the Gaming Operations on the Leased Property during the Term, and that Tenant shall be free to conduct the Gaming Operations on the Leased Property.

ARTICLE 4

RENT; OTHER PAYMENTS

4.1 Rent. During the Term, Tenant shall pay to Landlord rent for the Leased Property (“Rent”) in the amount of One Dollar and no/100 ($1.00) per month, which shall be paid for each calendar month during the Term on the last day of such month in arrears. Rent for any partial calendar month shall be prorated on the basis of the number of days in such month falling within the Term divided by the number of days within such calendar month.

4.2 Payment. Landlord hereby irrevocably instructs Tenant to make all payments of Rent and other payments required to be paid by Tenant to Landlord hereunder, without offset, deduction, prior notice or demand, in lawful money of the United States of America, to the lockbox account designated in accordance with Section 9.2 or in the absence of any such lockbox instructions, to the address for Landlord set forth in Section 13.10 or at such other place as Landlord may from time to time designate in writing.

4.3 Excess Cash. For each calendar month during the Term, Tenant will calculate and certify in writing to Landlord the amount of Excess Cash with respect to such month, and to the extent of Excess Cash for such month, Tenant will, subject to Section 9.2, remit to Landlord the Excess Cash for such month.

ARTICLE 5

LANDLORD OBLIGATIONS

5.1 Utilities. Landlord, at its cost and expense, shall provide or cause to be provided, throughout the Term (and any holdover periods) to the Premises, all necessary and appropriate utility services, including, but not limited to, water, electricity, telephone, sewer, gas, fuel, garbage disposal and cable services, and including any and all charges for initiating and terminating such services such as disconnection fees, “hook-up” fees and similar costs and fees (other than satellite and race fees related to the race and sportsbook).

5.2 Compliance with Applicable Laws. Landlord shall comply with all Applicable Laws affecting the Resort (other than the Leased Property, except to the extent of Landlord’s interest in the Real Property).

5.3 Landlord Maintenance. Landlord agrees that, from and after the Execution Date and at all times during the Term, it will at its sole cost and expense, keep neat and clean, and maintain in good order, condition and repair, the Leased Property and every part and portion thereof, in a tenantable and attractive condition, consistent with the terms hereof, and Landlord shall with commercially-reasonable promptness and diligence and subject to the requirements of the Facility Mortgage, make all necessary and appropriate repairs and replacements thereto, including, but not limited to all necessary capital expenditures.

ARTICLE 6

USE OF LEASED PROPERTY AND TENANT OBLIGATIONS

6.1 Conduct of Gaming Operations. It is understood, and Tenant so agrees, that the Leased Property, at all times during the Term, shall be used and occupied by Tenant solely for the conduct of the Gaming Operations in compliance with all Applicable Laws. Subject in all respects to the foregoing, Tenant shall conduct the Gaming Operations on a twenty four (24) hours-a-day, seven (7) days-a-week basis, and Tenant shall be responsible for collecting all revenues from the conduct of the Gaming Operations.

6.2 Tenant Use of Casino Premises. Without limiting the Landlord’s obligations under Section 5.3, Tenant shall use commercially reasonable efforts to keep the Leased Property clean and in good working order, subject to ordinary wear and tear, but in all events subject to compliance with the Standards.

6.3 Non-Interference. Tenant shall not do, permit or suffer anything to be done or kept upon the Premises which will obstruct or interfere with the rights of Landlord.

6.4 Compliance With Easements. The use of the Leased Property by Tenant, its Affiliates, agents, employees, servants, contractors, licensees, customers or business invitees, shall at all times be in compliance with all covenants, conditions and restrictions, easements, reciprocal easement agreements, rights of access, and other matters presently of public record or which may hereafter be placed of public record, which affect the Leased Property or the Resort, or any part thereof. Tenant expressly acknowledges and agrees that Landlord shall have the right to record against the Resort additional covenants, conditions, restrictions, easements, reciprocal easement agreements, rights of access and/or other matters without the consent of Tenant. Tenant’s rights under this Lease shall be subordinate to covenants, conditions, restrictions, easements, reciprocal easement agreements, rights of access and other comparable encumbrances that are intended to encumber or benefit the property in perpetuity.

6.5 Compliance with Applicable Laws; Tenant Maintenance. Tenant shall comply with all Applicable Laws during the Term and affecting the Leased Property or Tenant’s use thereof. Tenant shall not use the Leased Property so as to create waste or constitute a nuisance or disturbance. Tenant shall keep the Gaming Assets and any other personal property of Tenant located on the Premises neat and clean and maintained in good working order, condition and repair, subject to ordinary wear and tear. The Gaming Assets are subject to the security interest of the Facility Mortgagee under the Facility Loan Documents, and must be kept and maintained in compliance with the requirements of such security interest. All such repairs shall be made in a good, workmanlike manner, consistent with industry standards, in accordance with all Applicable Laws relating to any such work, and in compliance with the Standards.

6.6 Compliance with Facility Loan Documents. Tenant shall not use the Premises or the Gaming Assets in any manner that would violate any restrictions in the Facility Loan Documents or cause a default by Landlord under the Facility Loan Documents, and shall otherwise comply with all applicable provisions of the Facility Loan Documents during the Term.

6.7 Hazardous Materials. Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal or any Hazardous Materials or allow or suffer any other Person to do so, except in full compliance with all Applicable Laws.

6.8 Alterations. Tenant shall not make any structural or non-structural alteration or replacement (whether interior or exterior, ordinary or extraordinary) of any nature or description to the Premises without having first obtained Landlord’s prior written approval thereof and to the extent involving structural alterations, Facility Mortgagee’s approval unless such alterations are required by a Governmental Authority or to comply with Applicable Law.

6.9 Surrender of Improvements. All additions, improvements and fixtures, including but not limited to trade fixtures, which may be made or installed by either Landlord or, if consented to by Landlord pursuant to Section 6.8, by Tenant, upon the Leased Property during the Term shall remain upon the Leased Property and, at the termination of this Lease, shall be surrendered with the Leased Property as a part thereof. At the termination of this Lease, the Leased Property shall be surrendered to Landlord in “broom clean” condition.

6.10 Redelivery of Leased Property. Upon expiration or earlier termination of this Lease, Tenant shall redeliver the Leased Property, including the Improvements, to Landlord generally in the same condition as it existed at the commencement of the Term, ordinary wear and tear excepted, except to the extent of any betterments made by Landlord or Tenant.

ARTICLE 7

INSURANCE

7.1 Landlord Insurance. Landlord shall obtain and maintain, or cause to be maintained, at all times during the Term and at its own expense, insurance coverage in connection with the Resort required pursuant to the Facility Loan Documents.

7.2 Tenant Insurance. Tenant shall, at all times during the Term and at its own expense, maintain in full force and effect the insurances required by Landlord from time to time.

ARTICLE 8

FACILITY MORTGAGES

8.1 Landlord May Grant Liens. Without the consent of Tenant but subject to the Facility Loan Documents, Landlord may, subject to the terms and conditions set forth in this Section 8.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien upon Landlord’s interest in the Leased Property or the Resort, or any portion thereof or interest therein (any such lien, as the same may be amended, modified, restated or replaced from time to time, a “Facility Mortgage”; and the holder of any such Facility Mortgage from time to time, including any such holder’s successors and assigns, a “Facility Mortgagee”), whether to secure any borrowing or other means of financing or refinancing. As of the date hereof, the Facility Mortgage is that certain Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing), dated as of February 2, 2007, as modified by (i) that certain Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Other Loan Documents, dated as of November 6, 2007, made by Landlord, HRHH IP, LLC, a Delaware limited liability company, HRHH Development, LLC, a Delaware limited liability company, HRHH Cafe, LLC, a Delaware limited liability company and HRHH Gaming, LLC, a Nevada limited liability company, collectively as trustors, for the benefit of Column Financial, Inc., a Delaware corporation (“Column”), as beneficiary, (ii) that certain Second Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Second Modification of Assignment of Leases and Rents, dated as of December 24, 2009, made by and among Vegas HR Private Limited, a Singapore corporation (“Vegas HR Private Limited”), and the other trustors named in the foregoing clause (i), (iii) that certain Third Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Third Modification of Assignment of Leases and Rents among Vegas HR Private Limited and the other trustors named in the foregoing clause (i), (iv) that certain Fourth Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) among Vegas HR Private Limited and the other trustors named in the foregoing clause (i), and (v) that certain Omnibus Amendment and Joinder to Fourth Amended and Restated Loan Agreement and Loan Documents, by and among Vegas HR Private Limited, the other trustors named above, and Tenant. As of the date hereof, the Facility Mortgagee is Vegas HR Private Limited, pursuant to an Assignment and Assumption (Senior Loan), dated as of November 9, 2007, by and between Column, as assignor, and Vegas HR Private Limited, as assignee. Tenant acknowledges that, as of the date hereof, Landlord is also encumbering Landlord’s interest in the Lease Property and Resort pursuant to a second priority deed of trust in favor of Brookfield Financial, LLC – Series B (“Subordinate Mortgagee”). A Facility Mortgage, the loan agreement pursuant to which such Facility Mortgage was granted and the other loan documents entered into in connection therewith shall be referred to collectively herein as “Facility Loan Documents.”

8.2 Tenant Cooperation. Tenant shall, upon the request of Landlord or any Facility Mortgagee(s), and to the extent in Tenant’s possession, (i) provide Landlord and/or any Facility Mortgagee(s) with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts, notes, inspection reports, studies, appraisals, assessments, default or other notices and similar materials reasonably requested in connection with any existing or proposed financing of the Resort or the Leased Property, and (ii) execute such reasonable collateral assignments with respect to the licenses and any of the other aforementioned agreements relating to the Resort or the Leased Property as Landlord and/or such Facility Mortgagee(s) may reasonably request in connection with any such financing, provided that no such collateral assignment shall modify the terms of this Lease.

ARTICLE 9

SUBORDINATION; NON-DISTURBANCE; ATTORNMENT; RIGHT TO CURE

9.1 Subordination of Lease. This Lease, and any and all rights of Tenant hereunder, are and shall be subject and subordinate to any Facility Mortgage and the other related Facility Loan Documents, and all renewals, extensions, modifications, consolidations and replacements thereof, and to each and every advance made or hereafter to be made under any such Facility

Mortgage or other related Facility Loan Documents. This Section shall be self-operative and no further instrument of subordination shall be required, provided, however, that Tenant shall execute a memorandum of lease in form and substance reasonably satisfactory to Landlord and Facility Mortgagee and in recordable form which specifically includes the subordination provisions of this Section 9.1. Notwithstanding and without limiting the foregoing, in confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any Facility Mortgagee, or any of their respective successors in interest may reasonably request to evidence such subordination and this Lease shall be terminable by a Successor Landlord in connection with or following a Foreclosure Event pursuant to the terms of such subordination instrument. Tenant shall not unreasonably withhold its consent to any amendment to this Lease reasonably required by any Facility Mortgagee, provided that such amendment does not (i) increase Tenant’s rental obligations or other financial obligations hereunder, or (ii) have a material adverse effect upon Tenant’s rights hereunder, or (iii) materially increase Tenant’s non-economic obligations hereunder, or (iv) decrease Landlord’s obligations hereunder.

9.2 Cash Management Procedures. For any period during which cash management procedures are implemented by or on behalf of any Facility Mortgagee, Tenant shall pay Rent and any other amounts payable hereunder (including the Excess Cash) to such Facility Mortgagee’s lockbox account as designated by such Facility Mortgagee in writing.

9.3 Successor Landlord. In the event that any Facility Mortgagee or the nominee or designee of any Facility Mortgagee shall succeed to the rights of Landlord under this Lease (any such person, a “Successor Landlord”), whether through possession or a Foreclosure Event or delivery of a new deed, or otherwise, at such Successor Landlord’s election, in its absolute discretion, such Successor Landlord may elect to recognize Tenant’s rights under this Lease as herein provided and, in such event, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Lease and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Lease), whereupon, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior landlord under this Lease, (b) responsible for any monies owing by or on deposit with any prior landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior landlord, (d) bound by any modification of this Lease entered into subsequent to the execution of the applicable Facility Mortgage unless consented to by the applicable Facility Mortgagee as required under this Lease, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the applicable Facility Mortgagee, (e) liable to Tenant beyond the Successor Landlord’s interest in the Resort and the rents, income, receipts, revenues, issues and profits issuing from the Resort, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant, (g) required to remove any Person occupying the Premises or any part thereof, except if such Person claims by, through or under the Successor Landlord, or (h) required to pay Manager any Sale Buy-Out Amount. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

9.4 Notice to Facility Mortgagee(s). No default notice from Tenant to Landlord under this Lease shall be effective unless and until a copy of the same is given to any Facility Mortgagee(s). The curing of any Landlord default by any Facility Mortgagee(s) shall be treated as performance by Landlord, provided any such cure shall be made within the time periods set forth herein (as extended by this Section 9.4 and Section 10.4). Any Facility Mortgagee(s) shall have the right but not the obligation to remedy any Landlord default under this Lease, or to cause any default of Landlord under this Lease to be remedied, and for such purpose Tenant hereby grants any Facility Mortgagee(s), in addition to the period given to Landlord for remedying defaults, an additional thirty (30) days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by any Facility Mortgagee(s) of any term, covenant, condition or agreement to be performed by Landlord under this Lease with the same force and effect as though performed by Landlord. No Landlord default under this Lease shall exist or shall be deemed to exist (i) as long as any Facility Mortgagee, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to Force Majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by any Facility Mortgagee, as long as any Facility Mortgagee, in good faith, shall have notified Tenant that such Facility Mortgagee intends to institute proceedings under the Facility Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Neither any Facility Mortgagee nor any Successor Landlord shall become liable under this Lease unless and until such Facility Mortgagee or such other Successor Landlord becomes, and then only with respect to periods in which such Facility Mortgagee or such other Successor Landlord remains, the owner of the Premises. In no event shall any Facility Mortgagee or any other Successor Owner have any personal liability as successor to Landlord, and Tenant shall look only to the estate and property of such Facility Mortgagee or such other Successor Owner in the Leased Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Facility Mortgagee or other Successor Owner as landlord under this Lease, and no other property or assets of any Facility Mortgagee or any other Successor Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies with respect to this Lease. Any Facility Mortgagee shall have the right, without Tenant’s consent, to foreclose its Facility Mortgage either judicially or pursuant to the power of sale or to accept a deed in lieu of foreclosure of such Facility Mortgage or to exercise any other rights or remedies available under the Facility Loan Documents and in connection therewith terminate this Lease.

9.5 Consent of Facility Mortgagee(s). Neither the Landlord nor the Tenant shall modify, amend or supplement this Lease, without, in each instance, the consent of any Facility Mortgagee(s), which consent may be granted or withheld in accordance with the terms of the Facility Loan Documents, and any attempted modification, amendment or supplement without the consent of any Facility Mortgagee(s) as provided herein shall be void ab initio.

ARTICLE 10

EVENTS OF DEFAULT; EARLY TERMINATION

10.1 Tenant’s Default. The occurrence of any one or more of the following events shall be an “Event of Default” under this Lease:

(a) Tenant shall default in the payment of any sum of money required to be paid hereunder, and shall fail to cure such default within ten (10) calendar days after written notice from Landlord;

(b) Tenant shall default in the performance of any other term, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for thirty (30) calendar days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said thirty (30) calendar-day period, then such longer time as may be reasonably necessary to cure such breach (but not to exceed one hundred twenty (120) days) provided Tenant is diligently pursuing such cure.

10.2 Remedies. Upon the occurrence of an Event of Default (subject to all applicable rights of notice and cure), as its sole and exclusive remedy, Landlord shall have the right to declare the Term ended and, subject to Applicable Laws, to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Leased Property.

10.3 Waiver by Landlord. The waiver by Landlord of any particular Event of Default or breach of any of the terms, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent Event of Default or breach of the same or any other term, covenant or condition contained herein. Landlord’s failure to insist upon strict performance of any of the terms, conditions or covenants herein shall not be deemed to be a waiver of any rights or remedies of Landlord. The subsequent acceptance of Rent by Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular Rent or other payment or portion thereof so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental or other payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent shall be deemed to be other than on account of the earliest Rent due and payable hereunder (subject in all respects to all applicable provisions of Article 4), nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in law or equity. This Section 10.3 may not be waived.

10.4 Default by Landlord. In the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord’s part to be kept or performed, then Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord and any Facility Mortgagee(s) of such default, specifying in said notice the default with which Landlord is charged, and Landlord shall not be deemed in default if the same is cured within thirty (30) calendar days of receipt of said notice; provided, however, that if the default complained of in the notice is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured by Landlord within said thirty (30) calendar-day period, then such default shall be deemed to be rectified or cured if Landlord within a thirty (30) calendar-day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed. Upon the occurrence of a default hereunder by Landlord, and subject to applicable rights of notice and cure as provided in this Section 10.4, as its sole and exclusive remedy, Tenant may exercise the right to terminate this Lease.

10.5 Compliance with Applicable Laws. Notwithstanding any other term or provision of this Lease to the contrary, with respect to any termination of this Lease, this Lease will remain in effect for as long as may be required in order for Tenant to comply with all Applicable Laws with respect to the Tenant’s termination of the conduct of the Gaming Operations, as such Applicable Laws may apply with respect to the facts and circumstances of any such termination, and the effective date of any termination of this Lease will reflect the foregoing.

10.6 At Will Termination. Either Party may, with or without cause and at any time during the Term, terminate this Lease upon thirty (30) days’ prior written notice to Tenant, without the payment of any termination fee or other similar payment.

ARTICLE 11

ASSIGNMENT OR SUBLETTING

11.1 Assignment. Except for the Sports Book Sublease, Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor leasehold estate hereby created or any interest herein, or sublet the Leased Property or any portion thereof, or license the use of all or any portion of the Leased Property without Landlord’s prior written consent, which determination shall be made in Landlord’s sole discretion; provided, however, any such assignee must have all Approvals necessary for such Assignee’s performance of its respective obligations hereunder. Tenant shall not assign its interest under the Lease in any manner that would result in a third party becoming the “Tenant” under this Lease without the prior written consent of Landlord and Facility Mortgagee. The acceptance of Rent by Landlord from any other Person shall not be deemed to be a waiver of any provision of this Lease or consent to the assignment of Tenant’s interest in this Lease. Absent a written agreement to the contrary which is executed by Landlord, no assignment, mortgage, pledge, hypothecation or encumbrance of this Lease by Tenant shall act as or effect a release of Tenant from any of the agreements, obligations and covenants of this Lease to be performed by Tenant hereunder.

11.2 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any and all such subleases or subtenancies as determined by Landlord, exercisable in Landlord’s sole discretion.

11.3 No Passage by Law. It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency; bankruptcy or inheritance act, or any similar Applicable Law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other Person whomsoever without the express prior written consent of Landlord, exercisable in Landlord’s sole discretion, and subject to Applicable Laws.

ARTICLE 12

RIGHT OF ACCESS

12.1 Leased Property. Subject to Applicable Laws (including, without limitation, the Gaming Act), Landlord and its authorized agents and representatives shall be entitled to enter the Leased Property at any reasonable time for the purpose of (a) observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may reasonably deem necessary or appropriate for protection of Landlord, its interest or the Leased Property, (b) inspecting the Leased Property or any portion thereof, (c) inspecting the Leased Property relative to concerns over use, storage or disposal of Hazardous Materials, and (d) making repairs to the Leased Property or any other portion of the Property and performing any work therein or thereon which Landlord may reasonably elect or be required to make hereunder, including, without limitation, Landlord’s maintenance and repairs, or which may be necessary to comply with any Applicable Laws or any applicable standards that may, from time to time, be established by an insurer, or which Landlord may reasonably deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Leased Property or any other portion of the Resort or for any lawful purpose. In no event shall Landlord have access to any area for which access is restricted in accordance with the Gaming Act, except pursuant to such laws. Landlord shall have the right to use any means which Landlord may reasonably deem proper to open all doors in the Leased Property in an emergency. Entry into the Leased Property obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Leased Property, or an eviction of Tenant from the Leased Property or any portion thereof. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant, and any performance thereof by Landlord shall not constitute a waiver of Tenant’s default in Tenant’s failure to do the same.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1 Governing Law. This Agreement and the rights and obligations of the Parties shall be construed and governed by the laws of the State of Nevada.

13.2 Severability. If any of the terms or provisions hereof shall be held invalid or unenforceable, such terms or provisions will be deemed reformed (without requirement of the execution of an amendment by the Parties hereto) to the extent required for such term or provision to be held valid or enforceable, as applicable; and further, no such invalidity or unenforceability shall affect any of the other terms or provisions hereof.

13.3 Successors and Assigns. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successor and assigns of Landlord and Tenant, subject to restrictions on assignment of this Lease as provided herein.

13.4 Force Majeure. Neither Party shall be in default in the performance of its obligations under this Lease if such failure of performance is due to causes beyond its reasonable control, including acts of God, war, fires, floods, or accidents causing damage to or destruction of the Leased Property, or any other causes, contingencies, or circumstances not subject to such Party’s reasonable control which prevent or hinder performance of this Agreement; provided, however, in no event will the provisions of this Section 13.4 excuse an obligation of a Party to make a payment as required in accordance with the terms and provisions of this Agreement.

13.5 Waivers. No failure or delay by either Party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.

13.6 Entire Agreement. This Lease contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, understandings, offers and communications regarding such subject matter, whether oral or written.

13.7 Amendment. This Lease may be amended only by a written instrument duly executed by each Party hereto, and consented to by any Facility Mortgagee.

13.8 No Partnership. Nothing contained in this Lease shall be deemed or construed by the Parties hereto or by any third party to create the relationship of principal and agent or to partnership or of joint venture or of any association between Landlord and Tenant, nor shall anything contained herein be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

13.9 Time. Time of the essence of this Lease and all of the terms and conditions hereof; provided, however, that whenever any determination is to be made or action is to be taken on a date specified in this Lease, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the State, or the United States, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

13.10 Notice. All notices and other communications under this Lease shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) one business day following the day sent by overnight courier (with written confirmation of receipt), (c) by facsimile with report of confirmation during business hours, in each case at the following addresses or telecopier number (or to such other address or numbers as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Landlord:	HRHH Hotel/Casino, LLC

Theresa Hoyt

Senior Vice President

Brookfield Real Estate Financial Partners, LLC

Three World Financial Center

200 Vesey Street, 11th Floor

New York, NY 10281-1021

Facsimile: 212-417-7263

E-mail: theresa.hoyt@brookfield.com

with a copy to:

Hard Rock Hotel & Casino 4455 Paradise Road Las Vegas, NV 89169 Attention: Katie Fellows, Vice President and General Counsel Facsimile: (702) 693-5557 E-mail: kfellows@hrhvegas.com
If to Tenant:	LVHR Casino, LLC

Theresa Hoyt

Senior Vice President

Brookfield Real Estate Financial Partners, LLC

Three World Financial Center

200 Vesey Street, 11th Floor

New York, NY 10281-1021

Facsimile: 212-417-7263

E-mail: theresa.hoyt@brookfield.com

with a copy to:

Hard Rock Hotel & Casino 4455 Paradise Road Las Vegas, NV 89169 Attention: Katie Fellows, Vice President and General Counsel Facsimile: (702) 693-5557 E-mail: kfellows@hrhvegas.com

Electronic mail addresses are for convenience only, and any notice sent by e-mail must also be sent by one of the means specified above to be deemed effectively given.

13.11 Counterparts. This Lease may be executed in counterparts and all of such counterparts, taken together, shall be deemed part of one instrument.

13.12 Gaming Authorities Requirements. Landlord and Tenant agree that notwithstanding any of the provisions herein, if at any time during the Term, the Nevada Gaming

Authorities require or prohibit any act on the part of Landlord or Tenant, Landlord or Tenant, as applicable, shall comply with such requirement or prohibition as the case may be, and any such compliance shall not be deemed a breach of this Lease.

13.13 Further Assurances. Each party will, from time to time after the execution of this Lease, execute and deliver such instruments, documents and assurances and take such further acts as the other party may reasonably request to carry out the purpose and intent of this Lease without undue delay. Any party who fails to comply with this Section 13.13 shall reimburse the other party for any direct expenses, including attorneys’ fees and court costs, which, as a result of this failure, become reasonably necessary for carrying out this Lease.

13.14 Subject to Facility Loan Documents. This Lease is subject to the terms and conditions of the Facility Loan Documents. To the extent there is a conflict between the Facility Loan Documents and the non-economic terms of this Lease, the terms of the Facility Loan Documents shall govern. Each of the Landlord and Tenant expressly agree and acknowledge that any Facility Mortgagee and its successors and assigns, but no other person or entities, are third- party beneficiaries hereof.

13.15 Consents and Approvals. Where approval or consent or other action of the Tenant is required, such approval shall mean the written approval of the Tenant’s representative, who, as between Tenant and Landlord, shall be provided with all requisite corporate authority to act on behalf of Tenant for purposes of this Agreement. Where approval or consent or other action of the Landlord is required, such approval shall mean the written approval of the Landlord’s representative, who, as between Landlord and the Tenant, shall be provided with all requisite corporate authority to act on behalf of the Landlord for purposes of this Agreement.

13.16 Covenant of Good Faith and Fair Dealing. Each Party agrees to act in good faith in dealing with one another pursuant to this Lease. Each Party hereby covenants to the others that it shall not undermine the rights of the other Party hereto with respect to the Agreement and will cooperate with each other in achieving the goals of this Lease; provided, however, that nothing in the foregoing will be deemed to limit or otherwise affect the rights of a Party to terminate this Lease, all as provided for in this Lease.

13.17 Amended and Restated. This Lease amends and restates in its entirety the Original Lease.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:		TENANT:

HRHH HOTEL/CASINO, LLC		LVHR CASINO, LLC

By:		By:

Name:	Theresa A. Hoyt	Name:	Theresa A. Hoyt
Title:	Authorized Representative	Title:	Authorized Representative

Exhibit A

Site Plan showing Gaming Operations Location

EXHIBIT A